Company contact:	John B. Kelso, Director of Investor Relations
303.837.1661 or john.kelso@whiting.com

Whiting Petroleum Corporation Announces
First Quarter 2013 Financial and Operating Results

Record Production of 89,135 BOE/d in Q1 2013 Up 4%
Over 86,055 BOE/d in Q4 2012

Q1 2013 Net Income Available to Common Shareholders of $86.0 Million
or $0.72 per Diluted Share and Adjusted Net Income of $111.6 Million or
$0.94 per Diluted Share

Q1 2013 Discretionary Cash Flow Totals a Record $401.1 Million

Niobrara Well in DJ Basin Completed Flowing 861 BOE/d

DENVER – April 24, 2013 – Whiting Petroleum Corporation’s (NYSE: WLL) production in the first quarter of 2013 totaled a record 8.022 million barrels of oil equivalent (MMBOE), of which 87% were crude oil/natural gas liquids (NGLs).  This first quarter 2013 production total equates to a daily average production rate of 89,135 barrels of oil equivalent (BOE), representing a 10% increase over the first quarter 2012 average daily rate of 80,747 BOE per day and a 4% increase over the fourth quarter 2012 average daily rate of 86,055 BOE per day.

James J. Volker, Whiting’s Chairman and CEO, commented, “We are off to a strong start in 2013, our 10th year as a public company.  Production in the first quarter of 2013 grew 4% sequentially over the fourth quarter of 2012, and we are on track to post a year-over-year production gain of between 12% and 16%.  We are very pleased with our development plan at our Redtail Niobrara prospect in the DJ Basin where our most recent completion came in at 861 barrels of oil equivalent per day.  We look forward to stepping up our activity there in the second half of this year.”

Mr. Volker added, “In the Williston Basin, drilling at our Sanish, Pronghorn, Hidden Bench and Tarpon fields continues to underpin our production increases.  Recent well results at our Missouri Breaks prospect indicate that this area should also contribute significantly to future production growth.”

Operating and Financial Results
The following table summarizes the first quarter operating and financial results for 2013 and 2012:

	Three Months Ended March 31,
	2013	2012	Change
Production (MBOE/d)	89.14	80.75	10%
Discretionary Cash Flow-MM (1)	$401.1	$351.9	14%
Realized Price ($/BOE)	$74.77	$74.17	1%
Total Revenues-MM	$613.4	$563.7	9%
Net Income Available to Common Shareholders-MM	$86.0	$98.2	(12%)
Per Basic Share	$0.73	$0.84	(13%)
Per Diluted Share	$0.72	$0.83	(13%)
Adjusted Net Income Available to Common Shareholders-MM (2)	$111.6	$122.6	(9%)
Per Basic Share	$0.95	$1.04	(9%)
Per Diluted Share	$0.94	$1.03	(9%)

(1)	A reconciliation of discretionary cash flow to net cash provided by operating activities is included later in this news release.
(2)	A reconciliation of adjusted net income available to common shareholders to net income available to common shareholders is included later in this news release.

Operations Update

Core Development Areas

Williston Basin Development

In the Williston Basin, we control 1,111,802 gross (704,525 net) acres that target the Middle Bakken, Three Forks, Pronghorn Sand and Red River formations.  Our average acreage cost in this area is $526 per net acre.

Western Williston Basin
The Western Williston Basin includes our Hidden Bench, Tarpon, Missouri Breaks and Cassandra prospects.  These areas represent a total of 182,913 gross (114,454 net) acres.  Production from the Western Williston Basin averaged 6,520 BOE per day in the first quarter of 2013, which represented a 27% increase over the 5,120 BOE per day average rate in the fourth quarter of 2012.

Missouri Breaks Prospect.  We hold 95,803 gross (65,481 net) acres in the Missouri Breaks prospect, located in Richland County, Montana and McKenzie County, North Dakota.  On March 12, 2013, we completed the Miller 34-8-1H in the Middle Bakken formation flowing 1,475 BOE per day, our best rate to date in the field.  We have now drilled successful wells on the western, eastern and southern portions of our acreage.

Southern Williston Basin
The Southern Williston Basin encompasses our Pronghorn and Lewis & Clark prospects, which encompass a total of 396,482 gross (262,194 net) acres.  First quarter 2013 production from this region averaged 13,800 BOE per day.  This daily rate represents a 52% increase over the 9,055 BOE per day rate in the first quarter of 2012.

Sanish Field Area
Whiting’s net production from the Sanish field averaged 33,300 BOE per day in the first quarter of 2013, an increase of 16% over the first quarter 2012 average of 28,790 BOE per day.  Whiting continues to generate strong results from the field.   Highlighting recent results was the completion of the Roggenbuck 21-25H, which was completed in the Middle Bakken formation flowing 2,053 BOE per day on April 3, 2013.  This well was drilled on the western edge of the Sanish field.  The well’s 8,463-foot lateral was fracture stimulated in a total of 26 stages.

We plan to initiate a higher density pilot program in the Sanish field in the second quarter of 2013.  If successful, this could add a total of 191 additional Middle Bakken locations.  We also plan to refrac several wells at Sanish in 2013.

Red River Plays
Big Island.  We currently hold 176,900 gross (125,530 net) acres in the Big Island prospect, which is located in Golden Valley County, North Dakota and Wibaux County, Montana.  During the first quarter of 2013, we completed two successful vertical wells in the Upper Red River “D” zone at Big Island.  The Stecker 32-9 was completed flowing 308 BOE per day on February 18, 2013, while the Davidson 13-19 flowed 226 BOE per day on March 6, 2013.  We are now 11 out of 12 in this highly profitable play.

Starbuck Prospect.  We have completed a 283-square-mile 3-D seismic shoot at our Starbuck prospect and are currently interpreting the data in order to identify seismic anomalies in the Upper Red River “D” zone.  Our preliminary analysis indicates that there are similar seismic anomalies at Starbuck as our Big Island prospect, where we have identified more than 50 separate prospects.  We hold 105,664 gross (91,228 net) acres in the Starbuck prospect, which is located in Roosevelt County, Montana.

Emerging Plays

Denver Basin: Redtail Niobrara Prospect.  We hold a total of 120,354 gross (87,610 net) acres in our Redtail prospect, located in the Denver Julesberg Basin in Weld County, Colorado.  Our Redtail acreage currently produces from the Niobrara “B” zone and is also prospective in the Niobrara “A” and “C” zones as well as the Codell formation.  We estimate that there are up to 35 million barrels of oil in place per section in the Niobrara “B” zone at Redtail.

Highlighting recent drilling results at our Redtail prospect was the completion of the Razor 26-3524H, which flowed 812 barrels of oil and 292 Mcf of gas (861 BOE) per day from the Niobrara “B” zone on April 8, 2013.  The well has flowed over 600 BOE per day over the last two weeks.  The well’s 6,364-foot lateral was fracture stimulated in a total of 32 stages using our new frac design.  Whiting holds a 74% working interest and a 59% net revenue interest in the Razor well, which was drilled on a 960-acre spacing unit.

We currently have one drilling rig running at Redtail.  We plan to add a second rig that is pad capable around mid-year and a third rig before year-end 2013.  Our development plan for the Redtail prospect is to drill eight wells per spacing unit to the Niobrara “B” zone and four wells in each spacing unit to the Niobrara “A” zone.  In total, we estimate that we have more than 2,400 gross locations or over 1,200 net locations at our Redtail prospect.

Delaware Basin:  Big Tex Prospect. Whiting’s lease position at Big Tex consists of 93,207 gross (69,163 net) acres, located primarily in Pecos County, Texas.  On January 23, 2013, we completed the May 2502H flowing 674 barrels of oil per day from the Upper Wolfcamp formation.  The well’s peak 30-day average was 397 barrels of oil per day. The May 2502H is currently producing over 200 barrels of oil per day.  Based on the performance of this well, Whiting has elected to move a drilling rig to Big Tex in May 2013.  We currently plan to drill at least three horizontal Upper Wolfcamp wells at Big Tex in 2013.

Enhanced Oil Recovery

North Ward Estes Field.  Net production from our North Ward Estes field averaged 8,545 BOE per day in the first quarter of 2013.  Whiting is currently injecting approximately 335 MMcf of CO2 per day into the field, of which about 67% is recycled gas.

Operated Drilling Rig Count

As of April 15, 2013, 23 operated drilling rigs were active on our properties.  The breakdown of our operated rigs as of April 15, 2013 was as follows:

Region	Drilling Rigs
Northern Rockies	20
Permian Basin	-
Central Rockies	1
EOR Projects:
Postle	1
North Ward Estes	1
Total	23

Other Financial and Operating Results

The following table summarizes the Company’s net production and commodity price realizations for the quarters ended March 31, 2013 and 2012:

	Three Months Ended
	March 31,
Production	2013		2012	Change
Oil (MMBbl)	6.25		5.58	12%
NGLs (MMBbl)	0.71		0.66	7%
Natural gas (Bcf)	6.37		6.60	(4%)
Total equivalent (MMBOE)	8.02		7.35	9%

Average Sales Price
Oil (per Bbl):
Price received	$88.11		$90.51	(3%)
Effect of crude oil hedging	(0.85	)(1)	(2.54)
Realized price	$87.26		$87.97	(1%)
NYMEX oil (per Bbl)	$94.34		$102.94	(8%)

NGLs (per Bbl):
Realized price	$42.56		$46.26	(8%)

Natural gas (per Mcf):
Price received	$3.80		$3.43	11%
Effect of natural gas hedging	-		0.07
Realized price	$3.80		$3.50	9%
NYMEX natural gas (per Mcf)	$3.34		$2.72	23%

(1)
Whiting realized pre-tax cash settlement losses of $5.3 million on its crude oil hedges during the first quarter of 2013.  A summary of Whiting’s outstanding hedges is included later in this news release.

First Quarter 2013 Costs and Margins
A summary of production, cash revenues and cash costs on a per BOE basis is as follows:

	Per BOE, Except Production
	Three Months Ended
	March 31,
	2013	2012
Production (MMBOE)	8.02	7.35

Sales price, net of hedging	$74.77	$74.17
Lease operating expense	12.45	12.90
Production tax	6.39	6.07
General & administrative	3.60	4.68
Exploration	2.35	1.33
Cash interest expense	2.37	2.19
Cash income tax expense	0.05	0.19
	$47.56	$46.81

First Quarter 2013 Drilling and Expenditures Summary
The table below summarizes Whiting’s operated and non-operated drilling activity and capital expenditures for the three months ended March 31, 2013:

	Gross/Net Wells Completed
			Total New	% Success	CAPEX
	Producing	Non-Producing	Drilling	Rate	(in MM)
Q1 13	82 / 38.0	1 / 1.0	83 / 39.0	99% / 97%	$569.3

Outlook for Second Quarter and Full-Year 2013
The following table provides guidance for the second quarter and full-year 2013 based on current forecasts, including Whiting’s full-year 2013 capital budget of $2,200.0 million.

	Guidance
	Second Quarter			Full-Year
	2013			2013
Production (MMBOE)	8.25	-	8.45	33.80	-	35.00
Lease operating expense per BOE	$12.30	-	12.70	$12.30	-	12.60
General and admin. expense per BOE	$3.45	-	3.65	$3.45	-	3.65
Interest expense per BOE	$2.60	-	2.80	$2.50	-	2.70
Depr., depletion and amort. per BOE	$25.00	-	26.00	$25.25	-	26.25
Prod. taxes (% of production revenue)	8.50%	-	8.70%	8.55%	-	8.75%
Oil price differentials to NYMEX per Bbl(1)	($6.50)	-	($7.50)	($6.50)	-	($7.50)
Gas price premium to NYMEX per Mcf(2)	$0.20	-	0.50	$0.20	-	0.50

(1)	Does not include the effect of NGLs.
(2)	Includes the effect of Whiting’s fixed-price gas contracts. Please refer to fixed-price gas contracts later in this news release.

Oil Hedges
The following summarizes Whiting’s crude oil hedges as of April 1, 2013:

			Weighted Average	As a Percentage of
Derivative	Hedge	Contracted Volume	NYMEX Price	March 2013
Instrument	Period	(Bbls per Month)	(per Bbl)	Oil Production

Three-way Collars(1)	2013
	Q2	1,040,000	$ 71.25 - $ 85.63 - $ 113.95	48.5%
	Q3	1,040,000	$ 71.25 - $ 85.63 - $ 113.95	48.5%
	Q4	1,040,000	$ 71.25 - $ 85.63 - $ 113.95	48.5%

Collars	2013
	Q2	294,550	$ 48.17 - $ 90.71	13.7%
	Q3	294,450	$ 48.16 - $ 90.70	13.7%
	Oct	294,340	$ 48.15 - $ 90.69	13.7%
	Nov	194,340	$ 47.96 - $ 85.90	9.1%
	Dec	4,340	$ 80.00 - $ 122.50	0.2%

	2014
	Q1	4,250	$ 80.00 - $ 122.50	0.2%
	Q2	4,150	$ 80.00 - $ 122.50	0.2%
	Q3	4,060	$ 80.00 - $ 122.50	0.2%
	Q4	3,970	$ 80.00 - $ 122.50	0.2%

Swaps	2013
	Q2	185,033	$98.50	8.6%
	Q3	187,067	$98.50	8.7%
	Q4	187,067	$98.50	8.7%

	2014
	Q1	165,000	$94.75	7.7%
	Q2	166,833	$94.75	7.8%
	Q3	168,667	$94.75	7.9%
	Q4	168,667	$94.75	7.9%

	2015
	Q1	150,000	$94.75	7.0%
	Q2	151,667	$94.75	7.1%
	Q3	153,333	$94.75	7.2%
	Q4	153,333	$94.75	7.2%

	2016
	Q1	133,467	$93.50	6.2%

(1)
A three-way collar is a combination of options: a sold call, a purchased put and a sold put.  The sold call establishes a maximum price (ceiling) we will receive for the volumes under contract. The purchased put establishes a minimum price (floor), unless the market price falls below the sold put (sub-floor), at which point the minimum price would be NYMEX plus the difference between the purchased put and the sold put strike price.

Whiting also has the following fixed-price natural gas contracts in place as of April 1, 2013:

		Weighted Average	As a Percentage of
Hedge	Contracted Volume	Contracted Price	March 2013
Period	(MMBtu per Month)	(per MMBtu)	Gas Production

2013
Q2	364,000	$5.47	16.4%
Q3	368,000	$5.47	16.6%
Q4	368,000	$5.47	16.6%

2014
Q1	330,000	$5.49	14.8%
Q2	333,667	$5.49	15.0%
Q3	337,333	$5.49	15.2%
Q4	337,333	$5.49	15.2%

Selected Operating and Financial Statistics

	Three Months Ended March 31,
	2013	2012
Selected operating statistics
Production
Oil, MBbl	6,250	5,583
NGLs, MBbl	710	664
Natural gas, MMcf	6,371	6,604
Oil equivalents, MBOE	8,022	7,348
Average Prices
Oil per Bbl (excludes hedging)	$88.11	$90.51
NGLs per Bbl	$42.56	$46.26
Natural gas per Mcf (excludes hedging)	$3.80	$3.43
Per BOE Data
Sales price (including hedging)	$74.77	$74.17
Lease operating	$12.45	$12.90
Production taxes	$6.39	$6.07
Depreciation, depletion and amortization	$25.08	$21.25
General and administrative	$3.60	$4.68 (1)
Selected Financial Data
(In thousands, except per share data)
Total revenues and other income	$613,371	$563,706
Total costs and expenses	$475,607	$406,261
Net income available to common shareholders	$85,994	$98,201
Earnings per common share, basic	$0.73	$0.84
Earnings per common share, diluted	$0.72	$0.83

Average shares outstanding, basic	117,788	117,517
Average shares outstanding, diluted	119,263	118,896
Net cash provided by operating activities	$297,614	$352,992
Net cash used in investing activities	$(628,491)	$(213,052)
Net cash provided by (used in) financing activities	$294,259	$(145,926)

(1)	For the three months ended March 31, 2012, the price includes the effect of a one-time charge under our Production Participation Plan related to the Whiting USA Trust II divestiture of $1.17 per BOE.

Conference Call
The Company’s management will host a conference call with investors, analysts and other interested parties on Thursday, April 25, 2013 at 11:00 a.m. EDT (10:00 a.m. CDT, 9:00 a.m. MDT) to discuss Whiting’s first quarter 2013 financial and operating results.  Please call (866) 515-2911 (U.S./Canada) or (617) 399-5125 (International) to be connected to the call and enter the pass code 71718725.  Access to a live internet broadcast will be available at http://www.whiting.com by clicking on the “Investor Relations” box on the menu and then on the link titled “Webcasts.”  Slides for the conference call will be available on this website beginning at 11:00 a.m. (EDT) on April 25, 2013.

A telephonic replay will be available beginning approximately two hours after the call on Thursday, April 25, 2013 and continuing through Thursday, May 2, 2013.  You may access this replay at (888) 286-8010 (U.S./Canada) or (617) 801-6888 (International) and entering the pass code 52179437.  You may also access a web archive at http://www.whiting.com beginning approximately one hour after the conference call.

About Whiting Petroleum Corporation
Whiting Petroleum Corporation, a Delaware corporation, is an independent oil and gas company that explores for, develops, acquires and produces crude oil, natural gas and natural gas liquids primarily in the Rocky Mountain, Permian Basin, Mid-Continent, Michigan and Gulf Coast regions of the United States.  The Company’s largest projects are in the Bakken and Three Forks plays in North Dakota and its Enhanced Oil Recovery fields in Oklahoma and Texas.  The Company trades publicly under the symbol WLL on the New York Stock Exchange.  For further information, please visit http://www.whiting.com.

Forward-Looking Statements
This news release contains statements that we believe to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements other than historical facts, including, without limitation, statements regarding our future financial position, business strategy, projected revenues, earnings, costs, capital expenditures and debt levels, and plans and objectives of management for future operations, are forward-looking statements.  When used in this news release, words such as we “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe” or “should” or the negative thereof or variations thereon or similar terminology are generally intended to identify forward-looking statements.  Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements.

These risks and uncertainties include, but are not limited to:  declines in oil, NGL or natural gas prices; our level of success in exploration, development and production activities; adverse weather conditions that may negatively impact development or production activities; the timing of our exploration and development expenditures; our ability to obtain sufficient quantities of CO2 necessary to carry out our enhanced oil recovery projects; inaccuracies of our reserve estimates or our assumptions underlying them; revisions to reserve estimates as a result of changes in commodity prices; risks related to our level of indebtedness and periodic redeterminations of the borrowing base under our credit agreement; our ability to generate sufficient cash flows from operations to meet the internally funded portion of our capital expenditures budget; our ability to obtain external capital to finance exploration and development operations and acquisitions; federal and state initiatives relating to the regulation of hydraulic fracturing; the potential impact of federal debt reduction initiatives and tax reform legislation being considered by the U.S. Federal government that could have a negative effect on the oil and gas industry; impacts of the global recession and tight credit markets; our ability to identify and complete acquisitions and to successfully integrate acquired businesses; unforeseen underperformance of or liabilities associated with acquired properties; our ability to successfully complete potential asset dispositions and the risks related thereto; the impacts of hedging on our results of operations; failure of our properties to yield oil or gas in commercially viable quantities; uninsured or underinsured losses resulting from our oil and gas operations; our inability to access oil and gas markets due to market conditions or operational impediments; the impact and costs of compliance with laws and regulations governing our oil and gas operations; our ability to replace our oil and natural gas reserves; any loss of our senior management or technical personnel; competition in the oil and gas industry in the regions in which we operate; risks arising out of our hedging transactions; and other risks described under the caption “Risk Factors” in our Annual Report on Form 10-K for the period ended December 31, 2012.  We assume no obligation, and disclaim any duty, to update the forward-looking statements in this news release.

SELECTED FINANCIAL DATA

For further information and discussion on the selected financial data below, please refer to Whiting Petroleum Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, to be filed with the Securities and Exchange Commission.

WHITING PETROLEUM CORPORATION
CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)

	March 31, 2013	December 31, 2012
ASSETS

Current assets:
Cash and cash equivalents	$8,182	$44,800
Accounts receivable trade, net	331,796	318,265
Prepaid expenses and other	26,706	21,347
Total current assets	366,684	384,412
Property and equipment:
Oil and gas properties, successful efforts method:
Proved properties	9,405,888	8,849,515
Unproved properties	340,855	362,483
Other property and equipment	171,685	141,738
Total property and equipment	9,918,428	9,353,736
Less accumulated depreciation, depletion and amortization	(2,788,299)	(2,590,203)
Total property and equipment, net	7,130,129	6,763,533
Debt issuance costs	26,828	28,748
Other long-term assets	118,737	95,726
TOTAL ASSETS	$7,642,378	$7,272,419

WHITING PETROLEUM CORPORATION
CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands, except share and per share data)

	March 31, 2013	December 31, 2012
LIABILITIES AND EQUITY

Current liabilities:
Current portion of long-term debt	$250,000	$-
Accounts payable trade	107,891	131,370
Accrued capital expenditures	109,312	110,663
Accrued liabilities and other	143,791	180,622
Revenues and royalties payable	140,229	149,692
Taxes payable	39,182	33,283
Derivative liabilities	18,766	21,955
Deferred income taxes	10,438	9,394
Total current liabilities	819,609	636,979
Long-term debt	1,850,000	1,800,000
Deferred income taxes	1,113,812	1,063,681
Derivative liabilities	967	1,678
Production Participation Plan liability	98,890	94,483
Asset retirement obligations	89,676	86,179
Deferred gain on sale	103,355	110,395
Other long-term liabilities	25,461	25,852
Total liabilities	4,101,770	3,819,247
Commitments and contingencies
Equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized; 6.25% convertible perpetual preferred stock, 172,129 issued and outstanding as of March 31, 2013 and 172,391 shares issued and outstanding as of December 31, 2012, aggregate liquidation preference of $17,212,900 at March 31, 2013	-	-
Common stock, $0.001 par value, 300,000,000 shares authorized; 119,389,608 issued and 117,830,572 outstanding as of March 31, 2013, 118,582,477 issued and 117,631,451 outstanding as of December 31, 2012	119	119
Additional paid-in capital	1,568,045	1,566,717
Accumulated other comprehensive loss	(1,103)	(1,236)
Retained earnings	1,965,382	1,879,388
Total Whiting shareholders’ equity	3,532,443	3,444,988
Noncontrolling interest	8,165	8,184
Total equity	3,540,608	3,453,172
TOTAL LIABILITIES AND EQUITY	$7,642,378	$7,272,419

WHITING PETROLEUM CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In thousands, except per share data)

	Three Months Ended March 31,
	2013	2012
REVENUES AND OTHER INCOME:
Oil, NGL and natural gas sales	$605,114	$558,697
Gain (loss) on hedging activities	(211)	1,127
Amortization of deferred gain on sale	7,976	3,753
Interest income and other	492	129
Total revenues and other income	613,371	563,706
COSTS AND EXPENSES:
Lease operating	99,878	94,790
Production taxes	51,271	44,611
Depreciation, depletion and amortization	201,159	156,120
Exploration and impairment	37,280	27,578
General and administrative	28,885	34,368
Interest expense	21,470	18,456
Change in Production Participation Plan liability	4,407	935
Commodity derivative loss, net	31,257	29,403
Total costs and expenses	475,607	406,261
INCOME BEFORE INCOME TAXES	137,764	157,445
INCOME TAX EXPENSE:
Current	422	1,426
Deferred	51,098	57,573
Total income tax expense	51,520	58,999
NET INCOME	86,244	98,446
Net loss attributable to noncontrolling interest	19	24
NET INCOME AVAILABLE TO SHAREHOLDERS	86,263	98,470
Preferred stock dividends	(269)	(269)
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$85,994	$98,201
EARNINGS PER COMMON SHARE:
Basic	$0.73	$0.84
Diluted	$0.72	$0.83
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	117,788	117,517
Diluted	119,263	118,896

WHITING PETROLEUM CORPORATION
Reconciliation of Net Income Available to Common Shareholders to
Adjusted Net Income Available to Common Shareholders
(In thousands, except for per share data)

	Three Months Ended
	March 31,
	2013	2012
Net income available to common shareholders	$85,994	$98,201

Adjustments net of tax:
Amortization of deferred gain on sale	(4,993)	(2,346)
Gain on sale of properties	(28)	-
Impairment expense	11,528	11,151
One-time charge under Production Participation Plan related to Trust II offering	-	5,928
Change in Production Participation Plan liability	2,759	585
Unrealized derivative losses	16,380	9,095
Adjusted net income (1)	$111,640	$122,614

Adjusted net income available to common shareholders per share, basic	$0.95	$1.04
Adjusted net income available to common shareholders per share, diluted	$0.94	$1.03

(1)
Adjusted net income available to common shareholders is a non-GAAP financial measure.  Management believes it provides useful information to investors for analysis of Whiting’s fundamental business on a recurring basis.  In addition, management believes that adjusted net income available to common shareholders is widely used by professional research analysts and others in valuation, comparison and investment recommendations of companies in the oil and gas exploration and production industry, and many investors use the published research of industry research analysts in making investment decisions.  Adjusted net income available for common shareholders should not be considered in isolation or as a substitute for net income, income from operations, net cash provided by operating activities or other income, cash flow or liquidity measures under U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

WHITING PETROLEUM CORPORATION
Reconciliation of Net Cash Provided by Operating Activities to Discretionary Cash Flow
(In thousands)

	Three Months Ended
	March 31,
	2013	2012
Net cash provided by operating activities	$297,614	$352,992
Exploration	18,866	9,744
Exploratory dry hole costs	-	(251)
Changes in working capital	84,859	(10,310)
Preferred stock dividends paid	(269)	(269)
Discretionary cash flow (1)	$401,070	$351,906

(1)
Discretionary cash flow is computed as net income plus exploration and impairment costs, depreciation, depletion and amortization, deferred income taxes, non-cash interest costs, non-cash compensation plan charges, non-cash losses on mark-to-market derivatives and other non-current items less the gain on sale of properties, amortization of deferred gain on sale, non-cash gains on mark-to-market derivatives, and preferred stock dividends paid.  The non-GAAP measure of discretionary cash flow is presented because management believes it provides useful information to investors for analysis of the Company’s ability to internally fund acquisitions, exploration and development.  Discretionary cash flow should not be considered in isolation or as a substitute for net income, income from operations, net cash provided by operating activities or other income, cash flow or liquidity measures under U.S. GAAP and may not be comparable to other similarly titled measures of other companies.